                                                                 Exhibit 10.4


                            DATED SEPTEMBER 27, 1995


                  NDA CLINICAL TRIAL SERVICES INC. AND OTHERS

                                      and

                        UNILABS CLINICAL TRIALS LIMITED

                                      and

                                UNIHOLDING CORP


                        -------------------------------

                              UCT OPTION AGREEMENT

                        -------------------------------


                            Barnett Alexander Chart
                        ---------SOLICITORS------------

                       34-35 Dean Street, London W1V 5AP
          Telephone: 0171-434 4011, 0171-434 0771  Fax: 0171-434 1269
                              DX 44716 Soho Square


Ref:26191

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                                    CONTENTS


CLAUSES

1.   Definitions & Interpretation

2.   Grant of Option

3.   Exercise of Option

4.   Completion

5.   Warranties

6.   Company's Obligations

7.   UniHolding's Obligations

8.   Transfer of Option Shares & Allotment

9.   General

10.  Confidentiality

11.  Assignment

12.  Announcements

13.  Time of the Essence

14.  Whole Agreement & Variation

15.  Waiver

16.  No Partnership or Agency

17.  Notice

18.  Counterparts

19.  Governing Law

20.  First Optionholder's and Second Optionholders' Representations


SCHEDULES

1.   Optionholders

2.   Information Concerning the Company

3.   Particulars of UniHolding

4.   Calculation of Option Shares and Option Price

5.   Warranties

6.   Warranty Limitations

7.   Exercise Notice

8.   List of Contractual Commitments

ANNEXURES

1.   Company's Articles of Association

2.   Deed of Adherence

3.   Sample calculations relating to Schedule 4

4. Opinion to be given by the Company's legal advisors pursuant to clause 6.2(a) of this Agreement

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THIS AGREEMENT is made the ______________ day of _______________ 1995

BETWEEN:

1. NDA CLINICAL TRIAL SERVICES INC. a Delaware corporation having its principal place of business at 260 Smith Street, Farmingdale, New York 11735, United States of America ("the First Optionholder")

2. THOSE PERSONS, PARTNERSHIPS OR CORPORATIONS whose details are set out in Schedule 1 (together "the Second Optionholders")

3. UNILABS CLINICAL TRIALS LIMITED a company incorporated in England and Wales (Registered No 2626808) whose registered office is at Bewlay House, 32 Jamestown Road, Camden, London NE1 7BY England ("the Company")

4. UNIHOLDING CORP a Delaware corporation having its principal place of business at 96 Spring Street, New York, New York 10012, United States of America ("UniHolding").


WHEREAS:

(A) The First Optionholder and UniHolding have entered into a stock purchase agreement dated September 27, 1995 ("the Stock Purchase Agreement") providing for the purchase by UniHolding of certain common stock in the capital of the First Optionholder and have entered into an option agreement ("the NDA Option Agreement") of the same date providing UniHolding with an option to purchase certain additional common stock in the capital of the First Optionholder;

(B) It is a condition precedent to the completion of the Stock Purchase Agreement and the NDA Option Agreement that the Company simultaneously sign this Agreement in favour of the Optionholders;

(C) The Company has agreed to grant the Options upon the terms and subject to the conditions of this Agreement to the Optionholders.


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NOW IT IS HEREBY AGREED as follows:


1.   DEFINITIONS AND INTERPRETATION

     1.1 In this Agreement, the Recitals, the Schedules and the Annexures hereto unless the context requires otherwise:

          "ACCOUNTS" means the Annual Accounts for the year ended 31 May 1997;

          "ACCOUNTS DATE" means 31 May;

          "ANNUAL ACCOUNTS" means the audited (and consolidated if applicable) balance sheet and profit and loss account and cash flow statement of the Company in relation to each financial year of the Company as at the Accounts Date and the directors' report and notes annexed thereto prepared in accordance with UK generally accepted accounting principles;

          "ARTICLES" means the Articles of Association of the Company at the date hereof attached hereto as Annexure 1;

          "BALANCE SHEETS" means the audited balance sheet of the Company as at 31 May 1994 and the unaudited balance sheet of the Company as at 31 May 1995;

          "BUSINESS DAY" means a day other than a Saturday, Sunday or public holiday on which banks in England are open for business;

          "COMPLETION" means the completion of one of the Options pursuant to Clause 4;

          "COMPLETION DATE" means, in relation to the Exercise, the first Business Day next falling after the expiry of 30 days from the Exercise Date;

          "DEED OF ADHERENCE" means the deed of adherence in the form set out in Annexure 2;

          "DIRECTORS" mean the directors of the Company;


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          "EXERCISE" means the exercise of an Option by the First Optionholder or the Second Optionholders (as the case may be);

          "EXERCISE DATE" means the date upon which either the First Optionholder or the Second Optionholders issue an Exercise Notice in respect of the Exercise;

          "THE EXERCISED OPTION SHARES" means the Option Shares in relation to which an Option has been exercised;

          "EXERCISE NOTICE" means a notice substantially in the form of Schedule 7;

          "FIRST DISCLOSURE LETTER" means the Disclosure Letter to be delivered to the Optionholders at the date of this Agreement;

          "FIRST EXERCISE PERIOD" means the period commencing on the date on which the Company shall deliver to all of the Optionholders the Accounts and ending on the First Termination Date;

          "THE FIRST OPTION" means the Option granted by the Company to the First Optionholder in clause 2.1;

          "THE FIRST OPTION SHARES" means the number of Ordinary Shares in the Company calculated in accordance with paragraph 1(a) of Schedule 4;

          "THE FIRST TERMINATION DATE" means 17.00 hours (London time) on the day falling 30 days after the commencement of the First Option Period;

          "GROUP MEMBER" means, in relation to the Company, the Company, any other body corporate which is its holding company or subsidiary and any other body corporate which is a subsidiary of that holding company as defined in Section 53 Companies Act 1989, or in relation to Clause 7.2, any shareholder thereof or family member of a shareholder or person or entity associated therewith;

          "INTELLECTUAL PROPERTY" means patents, trade marks, service marks, design


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          rights (whether registerable or otherwise) applications for any of the foregoing, copyright, know how, confidential information, trade or business names and other similar rights or obligations whether registrable or not in any country (including but not limited to the United Kingdom);

          "AN OPTION" means the First Option or the Second Option (as the case may be);

          "THE OPTIONS" means the First Option and the Second Option;

          "OPTION PRICE" means the sum calculated in accordance with Schedule 4 payable by either the First Optionholder or the Second Optionholders in respect of each Option Share;

          "OPTION SHARE" means a share in the capital of the Company which is subject to an Option;

          "THE OPTIONHOLDERS" means the First Optionholder and the Second Optionholders;

          "QUARTERLY ACCOUNTS" means an unaudited quarterly balance sheet, profit and loss account and cash flow statement (consolidated if applicable) for the Company prepared in accordance with UK generally accepted accounting principles and certified by the Company's financial director such balance sheet to be as of the end of such financial quarter and such profit and loss account and cash flow statement to be for such financial quarter and for the period from the beginning of the financial year to the end of such financial quarter, in each case with comparative statements for the corresponding period in the previous financial year;

          "SECOND DISCLOSURE LETTER" means the disclosure letter to be delivered to either the First Optionholder or the Second Optionholders no later than 10 Business Days after receipt by the Company of the Exercise Notice;

          "THE SECOND OPTION" means the Option granted by the Company to the Second Optionholders in clause 2.2;


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
          "THE SECOND EXERCISE PERIOD" means the period commencing on the day after the First Termination Date and ending on the Second Termination Date;

          "THE SECOND TERMINATION DATE" means 17.00 hours (London time) on the day falling 30 days after the commencement of the Second Exercise Period;

          "SHARES" means all of the issued ordinary shares in the Company for the time being;

          "THE SECOND OPTION SHARES" means the number of Ordinary shares in the capital of the Company calculated in accordance with paragraph 1(b) of
          Schedule 4;

          "STOCK EXCHANGE" means The International Stock Exchange of the United Kingdom and the Republic of Northern Ireland Limited;

          "SUBSIDIARY" means any subsidiary of the Company (if any) as defined under Section 736 Companies Act 1985 (as amended);

          "TOTAL OPTION PRICE" means the Option Price multiplied by the Option Shares;

          "WARRANTIES" has the meaning attributed thereto in Clause 5.1 and 5.2 and set out in Schedule 5;

1.2  References to persons include bodies corporate.

1.3 References to Clauses, Schedules and Annexures are references to Clauses, Schedules and Annexures to this Agreement.

1.4  The Schedules hereto form part of and are incorporated in this Agreement.

1.5 Headings are included for ease of reference only and shall not affect the interpretation of this Agreement.

2.   GRANT OF OPTION



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2.1  Subject to Clause 2.3, in consideration of the sum of 1.00 pound sterling
     (receipt of which the Company hereby acknowledges) the Company hereby grants to the First Optionholder an option exercisable by the First Optionholder at any time during the First Exercise Period to subscribe for the whole of the First Option Shares at the Option Price in accordance with the terms of this Agreement.

2.2 Subject to clause 2.3 and clause 18 (second sentence), in consideration of the sum of 1.00 pound sterling (receipt of which the Company hereby acknowledges) the Company hereby grants to the Second Optionholders an option exercisable by the Second Optionholders at any time during the Second Exercise Period to subscribe for the Second Option Shares at the Option Price in accordance with the terms of this Agreement if the First Optionholder shall not have exercised the First Option. For the avoidance of doubt the Second Optionholders shall have no right to subscribe for any Option Shares in the event of the First Optionholder exercising the First Option.


2.3 The Exercise of either Option by either the First Optionholder or the Second Optionholders shall be subject to the following conditions having been fulfilled in each case prior to the Exercise Date:

     (a) the sale and allotment of the Shares under and as defined in the Stock Purchase Agreement in accordance with the terms therein; and

     (b) UniHolding exercising its option under the NDA Option Agreement in accordance with the terms therein.

3.   EXERCISE OF OPTION

3.1 Subject to the provisions of clause 2.3 the First Optionholder may at any time during the First Exercise Period exercise the First Option by delivering an Exercise Notice in respect of all the Option Shares to the Company at its registered office for the time being detailing the Option Price, such Option Price being calculated in accordance with Schedule 4.

3.2 Subject to the provisions of clauses 2.2, 2.3 and 3.3 the Second Optionholders may at any time during the Second Exercise Period exercise the Second Option by delivering an Exercise Notice in respect of all or any of the Option Shares to the Company at its registered office for the time being detailing the number of Option


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
     Shares in relation to which the Second Option is being exercised and the Option Price, such number of Option Shares and such Option Price being calculated in accordance with Schedule 4.

3.3 The following provisions shall apply in relation to any exercise of the Second Option:

     (a) The Second Option shall be exercisable by the Second Optionholders, pro-rata to their respective holdings of issued Class A Voting Common Stock in the First Optionholder at the Exercise Date as follows (such method of calculation is hereafter referred to as "Pro Rata"): Should any Second Optionholder wish to exercise its Pro Rata portion of the Second Option (hereinafter, a "Participant") the Participant shall give notice to the other Second Optionholders and David I Schaffer Esq of Meltzer Lippe Goldstein Wolf Schlissel & Sazer PC of this intention ("the Participant's Notice") not later than 10 days after the rights of the Second Optionholders shall have arisen under Clause 2.2. In such notice the Participant shall advise that it is willing to exercise its Pro Rata portion of the Second Option and that it has the means to do so.

     (b) If any Second Optionholder has not sent in a Participant's Notice within the 10 day period referred to in Clause 3.3 (a), his right shall be apportioned to the other Participants who have agreed to purchase their own Pro Rata portion and wish to participate in such further apportionment. Such further apportionment shall be in proportion to each such other Participant's percentage interest in the First Optionholder as compared to the percentage of all such other Participants. If not all the Option Shares have been taken up by this apportionment, successive apportionments shall be effected until the earlier of (i) a commitment to take up all of the Option Shares is achieved or (ii) one day prior to the Second Termination Date. Prior to the Second Termination Date, the Participants shall then coordinate the dispatch of the Exercise Notice to the Company.

     (c) If on or prior to the Second Termination Date the Company has received an Exercise Notice by some or all the Participants to purchase not less than the minimum number of Option Shares which each Participant


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          intends to purchase under Clause 3.3 (a) the Company shall issue the
          Exercised Option Shares to each Participant and effect Completion under Clause 4 below in accordance with the Pro Rata proportion of Option Shares to which he is entitled.

3.4  Subject to Clause 6.2 any Exercise Notice shall be irrevocable.

4.   COMPLETION

4.1 Subject to the terms and conditions of this Agreement and the prior receipt in full by the Company of the Total Option Price in cleared sterling funds as provided for in this Agreement to such bank account as the Company shall notify to the First Optionholder or Second Optionholders as the case may be as soon as practicable following receipt of the Exercise Notice the Exercise shall be completed on the Completion Date at 10.00 am (London time) at the registered office of the Company when the Company shall issue and allot to the First Optionholder or the Second Optionholders (as the case may be) the Exercised Option Shares and deliver to the First Optionholder or the Second Optionholders the share certificate(s) in respect thereof and register the First Optionholder or the Second Optionholders (as the case may be) as the holder(s) of the Exercised Option Shares.

4.2 All the Option Shares allotted pursuant to this Agreement shall be sold free of all liens, charges, equities and encumbrances.

4.3 The Exercise of an Option pursuant to Clause 3 shall be deemed to have been effected immediately prior to the close of business (London time) on the Completion Date and at such time the First Optionholder or the Second Optionholders (as the case may be) shall be deemed to have become the registered holder of the Exercised Option Shares to be allotted hereunder with all rights attaching thereto including the right to all dividends and distributions declared in relation to such Exercised Option Shares.

4.4 The delivery of share certificates pursuant to Clause 4.1 shall be made without charge to the First Optionholder or Second Optionholders for any tax chargeable on the allotment of shares (if any) in respect thereto, provided that the Company shall not be required to pay any tax which may be chargeable in respect of any


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     transfer involved in the issue and delivery of any share certificate in a name other than that of the First Optionholder or Second Optionholders.

5.   WARRANTIES

5.1 With the intent that the Optionholders shall enter into this Agreement at the date hereof the Company warrants as at the date hereof in the terms of the Warranties.

5.2 Subject to Clause 5.4 with the intent that the First Optionholder or the Second Optionholders shall Exercise one of the Options on the Exercise Date the Company warrants as at the Exercise Date in respect of the period from the date of this Agreement to the Completion Date in the terms of the Warranties which warranties shall be deemed to be repeated immediately prior to the Completion Date.

5.3 Subject to Clause 5.4 the Company hereby acknowledges that the Optionholders are entering into this Agreement in reliance on the Warranties as given as at the date of this Agreement and that the First Optionholder or the Second Optionholders will Exercise one of the Options in reliance on the Warranties as given for the period from the Exercise Date to the Completion Date in accordance with the terms of this Agreement.

5.4 Each of the Warranties given as at the date of this Agreement are given subject to matters disclosed in this Agreement and the First Disclosure letter and each of the Warranties as given for the period from the Exercise Date to the Completion Date are given subject to matters disclosed in this Agreement and the Second Disclosure letter. The First Disclosure Letter and the Second Disclosure Letter shall be delivered to either the First Optionholder or the Second Optionholders. The Second Disclosure Letter may be updated by the Company at any time up to and including the Completion Date.

5.5 The Optionholders shall not be entitled to make any claim under or pursuant to the Warranties to the extent such claims are excluded by
     Schedule 6.

6.   COMPANY'S OBLIGATIONS


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6.1  If at any time prior to the Termination Date:

     (a) the Company shall declare any discretionary scrip dividend upon its Shares or make any special dividend or other distribution;

     (b) the Company shall offer for subscription pro rata to the holders of its Shares any additional securities of any class or other rights;

     (c) there shall be any capital reorganisation or reclassification of the Company's share capital, or consolidation or merger of the Company with, or sale of all or substantially all its assets or share capital to any other company;

     (d) there shall be a voluntary or involuntary arrangement, liquidation or winding-up of the Company; or

     (e) the Company shall enter into an agreement or adopt a plan for the purpose of effecting a consolidation, merger or sale of all or substantially all of its assets or share capital, other than a merger where the Company is the surviving corporate entity and the terms of the Company's share capital remain unchanged;

     then, in any one or more of such cases, the Company shall give notice to the Optionholders of the date on which (a) the books of the Company shall close or a dividend or distribution shall be declared or subscription rights offered or (b) such reorganisation, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up shall take place, as the case may be. Such notice shall also specify the date as of which the registered owners of any class of share in the capital of the Company shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their share for securities or other property deliverable upon such reorganisation, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, as the case may be. Such written notice shall be given at least 30 days prior to the action in question if practicable and not less than 10 days prior to the declaration or offer date or the date on which the Company's transfer books are closed in respect thereto if practicable.


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
6.2 The Optionholders may give notice to the Company once prior to the Exercise (save in relation to 6.2(a) below which opinion may be requested twice) that the Company should deliver the information or documents referred to in this Clause 6.2 as soon as reasonably practicable and that the Company perform the actions below at the time specified. The Company shall only be obliged to comply with the obligations in this Clause 6.2 when the First Optionholder or Second Optionholders entitled to 51% or more of the Option Shares notify the Company of a request hereunder. If the Company shall fail to comply with its obligations under this Clause and such non-compliance is not waived by the Optionholders giving the notice then the First Optionholder or Participants holding a majority interest in the Option Shares may by notice require that the First and Second Termination Dates and the Completion Date be extended until 10 days after the earlier of such compliance or until the Managing Director of the Company certifies that the Company has complied to the extent possible. Any Participant may, notwithstanding its Exercise of the Second Option, withdraw that part of the Exercise Notice relating to its part of the Second Option without liability therefor if the Company fails to comply with this Clause 6.2 or if the representations made in Clause 6.2 (b) are not, in such Participant's reasonable opinion, adequate for such Participant to complete the Exercise of the Second Option. The information or documents as the case may be which may be the subject of a request under this Clause are as follows:

     (a) an opinion in the form attached as Annexure 4 as at the date requested from the Company's solicitors certifying their opinion as a condition of Completion that so far as they are aware based solely on enquiry of the Company's directors the Company is duly incorporated, the authorised and issued share capital of the Company as at that time, brief details of the relevant resolutions that have been passed in relation to the allotment hereunder and that the Agreement has been validly executed;

     (b) the Company shall have performed and complied with all the agreements contained herein and required to be performed or complied with by it prior to or at the Completion Date and the Managing Director of the Company shall have certified to Optionholders in writing to such effect provided that nothing herein contained shall be construed so as to compel UniHolding to exercise its rights under the NDA Option Agreement;


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
     (c) all corporate and other proceedings to be taken by the Company hereunder and all documents incident thereto shall be in a form and substance reasonably satisfactory to the Optionholders and the Optionholders shall at their own expense have received all such counterpart originals or certified or other copies of such documents as they may reasonably request;

     (d)  (i)   the Memorandum and Articles certified as of a recent date by the
                Company's secretary together with confirmation by him of the Company's due incorporation, good standing and the payment of all due taxes;

          (ii) a certificate of the said secretary dated as at the Completion Date certifying that attached thereto is a true and complete copy of the Company's Memorandum and Articles on the date of such certification and that the Memorandum and Articles attached thereto are in full force and effect and has not been amended and that no notice has been received directly attributable to the Exercise of any default, or occurrence or omission which with notice or the passage of time or both would result in an event of default under any material agreement to which the Company is a party and as to the authority and specimen signature of each officer of the Company executing the share certificates relating to the Exercised Option Shares.

6.3  The Company shall provide within the time periods specified below:

     (a) to the First and Second Optionholders within ninety (90) days after each financial year end of the Company commencing 31 May 1995 the Annual Accounts together with a certificate executed by the Company's secretary stating that such officer has caused this Agreement to be reviewed and has no knowledge of any default by the Company in the performance or observance of any of the provisions of this Agreement or, if such officer has such knowledge, specifying such default and the nature thereof;

     (b) for the relevant period following the date of this Agreement to the First Optionholder within forty-five (45) days after the end of each fiscal quarter


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
          in each fiscal year (other than the last quarter in each fiscal year) the Quarterly Accounts;

     (c) following the date of this Agreement to the First Optionholder as soon as reasonably practicable upon sending, making available or filing the same, all press releases, reports and financial statements that the Company sends or makes available to its shareholders or directors or filed with the Stock Exchange or any other international stock exchange;

     provided that in the event that the Second Optionholders shall Exercise the Second Option pursuant to Clause 3.2 the Company shall deliver copies of the information referred to at 6.3(b)-(c) above to them as soon as reasonably practicable following receipt of the Exercise Notice.

     In addition to the information to be provided under Clause 6.3(a)-(c) the Company shall deliver to the First Optionholder as soon as reasonably practicable such of the information referred to in Clause 6.2(e)-(g) as the Company shall in its absolute discretion consider to materially affect the Optionholders or any of them:

     (e) after the commencement thereof, notice of all actions, claims, proceedings, investigations and inquiries of the type described in paragraph 6 of the Warranties that could materially adversely affect the Company;

     (f) from time to time, such other information regarding the business prospects, financial condition, operations, property or affairs of the Company as the First Optionholder may reasonably request; and

     (g) all minutes and consents of the board of directors of the Company as soon as reasonably practicable after a meeting has occurred or a consent signed.

6.4 The Company further covenants with the Optionholders that for the period from the Exercise to the Second Termination Date:

     (a) it shall maintain during the First or Second Exercise Period (as the case may be) sufficient unissued Shares to satisfy the Exercise of either of the Options; and


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
     (b) notwithstanding the provisions of the Articles the Company shall procure the waiver of all pre-emption provisions contained in the Articles or elsewhere in respect of an allotment of the Exercised Option Shares pursuant to the terms of this Agreement and the registration of all allotments made in accordance with the terms hereof.

6.5 The Company shall maintain and cause any Subsidiaries to maintain their respective corporate existence and rights in full force and effect save that the Company may dispose of or dissolve any Subsidiary where such action shall in the reasonable opinion of the Company be in the Company's best commercial interests. The Company shall as soon as it commences trading maintain and cause each of its Subsidiaries to maintain as to their respective properties and business, with reputable insurers, insurance of the type and in such amounts as is usual for companies carrying on businesses similar to the Company, including without limitation employers liability, public liability, medical malpractice, damage to property, personal injury or death and such other risks normally insured against by other companies in the same or similar business, and such other insurance as may be required by law.

6.6 Subject to the applicability of Clause 10 which is hereby acknowledged by the First Optionholder and the Second Optionholders the Company shall permit and cause any Subsidiaries to permit once only and in the period prior to the Exercise one designated representative together with such professional advisors as shall be reasonably required by and on behalf of all the Optionholders (and not for the avoidance of doubt in respect of each or any individual Optionholder) at their own expense to visit and inspect any of the Company's properties and any Subsidiaries, examine their books and take copies and extracts therefrom, discuss the affairs, finances and accounts of the Company and its Subsidiaries with the directors of the same at reasonable times and upon reasonable notice.

6.7 Neither the Company nor any Subsidiary shall become a party to any agreement which by its terms restricts the Company's performance of this Agreement or any other agreement to which it is a party referred to herein.

6.8 Unless agreed otherwise between the parties hereto the Company shall not pay to its management remuneration materially in excess of that customarily paid to management in companies in businesses similar to the Company provided that the


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
      Company shall not be in breach of this obligation where such remuneration is being paid in the best commercial interests of the Company in the reasonable opinion of the Directors at the Exercise Date and has been disclosed to the Optionholders under the provisions of this Agreement.
      In the event, notwithstanding the foregoing, that remuneration materially in excess of that customarily paid to management in companies in businesses similar to the Company shall be paid to a Group Member or to an employee, officer or shareholder of a Group Member, then the Company will make a commensurate adjustment to the Valuation Multiple as set forth in paragraph 1 of Schedule 4 hereto.

6.9 The Company shall use its reasonable endeavours to comply and cause any Subsidiary to comply with all applicable laws, rules, regulations and orders, noncompliance with which could materially adversely affect its business or condition, financial or otherwise.

6.10 The Company shall use its reasonable endeavours to keep, and cause any Subsidiary to keep, adequate records and books of account, in which complete entries will be made in accordance with UK generally accepted accounting principles consistently applied, reflecting all material financial transactions of the Company and any Subsidiary, and in which, for each financial year, all proper reserves for depreciation, obsolescence, amortisation, taxes, bad debts and other purposes in connection with its business shall be made.

6.11 The Company shall pay its creditors and meet its obligations in accordance with the standard terms of payment and pay and discharge on the due date all taxes, assessments and governmental charges or levies imposed upon it or its income or profits or in respect of its property, before the same shall become in default, as well as all lawful claims for labour and supplies or otherwise which, if unpaid, might become a lien or charge upon such properties or any part thereof provided however, that the Company shall not be required to pay and discharge or cause to be paid and discharged any tax assessment charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Company shall set aside on its book such reserves as are required under UK generally accepted accounting principles with respect to any such tax, assessment, charge, levy or claim so contested.

6.12 To the extent permitted by law or any rules of the Stock Exchange until the Completion Date, the Company shall notify the Optionholders of the following events as soon as reasonably practicable following the relevant board approval of each such intended event:

      (a) If the Company shall authorise or issue shares of any class or series of equity securities convertible into any class or series of equity securities.

      (b) If the Company shall merge or consolidate into or with any other company or sell all or substantially all of the Company's assets, or sell pledge, license or otherwise dispose of assets (tangible or intangible) of the Company for consideration of more than 100,000 pounds sterling (other than licenses granted or assets sold in the ordinary course of business).

      (c) If the Company shall redeem, purchase or otherwise acquire any shares of equity securities.

      (d) If the Company shall pay or declare any dividend or distribution, in cash, property or otherwise, on any shares in the capital of the Company.

      (e) If the Company shall voluntarily liquidate, dissolve or wind up the Company or conduct any form of recapitalisation or reorganisation of the Company.

      (f) If other than in the ordinary course of its business the Company shall incur any obligation involving payments or consideration of more than 100,000 pounds sterling per year, except for short term borrowings for working capital or borrowings to fund parts, materials and labour costs to fill purchase orders.

      (g) If the Company shall sell any equity or debt securities in any Subsidiary of the Company to third parties.

      (h) If the Company shall adopt any fundamental change to the Company's business being changes which would result in more than 25% of the Company's assets being deployed in, or gross revenues derived from, businesses other than clinical laboratories or blood testing.

     (i) If other than in the ordinary course of its business the Company shall acquire any capital asset for more than 100,000 pounds sterling and or make any investment in or acquire another business entity in each case for consideration in excess of 500,000 pounds sterling.

     (j) If the Company shall sell or transfer any intangible property valued in the Company's books for sums in excess of 100,000 pounds sterling other than licenses granted in the ordinary course of business.

7.   UNIHOLDING'S OBLIGATIONS

7.1 (a) For so long as the Company remains a Subsidiary of UniHolding, UniHolding warrants and undertakes that the Company shall be the only entity performing centralised European or multi national clinical trials testing of UniHolding or any Group Member.

     (b) The parties hereto hereby acknowledge that UniHolding may continue to perform testing for non-centralised clinical trials testing, but only as currently performed by UniHolding or its Subsidiaries other than the Company, being tests not performed using the NDA Software or NDA Concept as defined in the Cooperation Agreement dated
          1 March 1995 made between the First Optionholder and UniHolding including (without limitation) services provided by the CT plus trading division of JS Pathology PLC, a Group Member. UniHolding hereby acknowledges its intention to direct all its clinical trials testing to the Company.

7.2 (a) Subject to Clause 7.2(b), UniHolding shall use its reasonable endeavours to procure that the Company shall only enter into any legally binding contract or other obligation with any Group Member at a price which is broadly competitive in relation to the goods or services the subject of such contract or obligation as that generally available in the UK market place.

     (b) In the event that the Company shall enter into any legally binding contract or other obligation with any Group Member at a price which is not broadly competitive in relation to the goods or services the subject of such contract or obligation as that generally available in the UK market place (or to the extent the contract or obligation is to be performed outside the UK then in that market place) or exercises any power of control exercisable by it in relation to the transfer of monies from the Company to any Group Member in relation to the purchase and supply of goods and services other than on an arms length basis at UK market value or on terms more favourable to that Group Member than would be reasonable to expect if such company had not been a Group Member then the Company will make a commensurate adjustment to the Valuation Multiple as set forth in paragraph 1 of Schedule 4.

7.3 UniHolding shall use its reasonable endeavours to procure that the director appointed by it to the board of directors of the First Optionholder pursuant to the Stock Purchase Agreement shall vote in accordance with the then majority of that board (not counting in relation to the constitution of any such majority the director appointed by UniHolding) in relation to the exercise of the First Optionholders's Option rights under this Agreement.

7.4 UniHolding warrants and undertakes that in the event of a distribution in specie of the Company's shares to the shareholders of UniHolding or listing of any share capital of the Company on the Stock Exchange or any other recognised stock exchange or in any event where UniHolding is no longer the majority shareholder of the Company, UniHolding will not and shall procure that no other Group Member shall compete with the Company to provide centralised European or multi national clinical trials testing for a period of seven years from the date UniHolding has ceased to be the majority shareholder of the Company or the date of such distribution in specie or public offering of the Company to the shareholders of UniHolding as the case may be.

8.   TRANSFER OF OPTION SHARES AND ALLOTMENT

8.1 The Directors shall have the right to refuse to register the transfer of any Shares to any person who in the absolute discretion of the Company is deemed to be a competitor of the Company. Following the Completion Date save as provided in Clause 8.2 no Optionholder shall be entitled to transfer any Exercised Option Shares by way of sale or otherwise except in accordance with the provisions of this Clause 8 or with the consent of UniHolding.

8.2 Any Optionholder being a corporate or partnership entity may transfer all but not part only of its Exercised Option Shares in the Company to any partner or shareholder of the partnership or corporate entity or to any other such entity it controls, is controlled by or which is under common control provided that if the transferee shall in less than a twelve month period thereafter cease to be so associated (other than by means of a voluntary solvent liquidation) then the transferring Optionholder shall procure that the transferee forthwith transfers back to that Optionholder all of its Exercised Option Shares. If such transfer is not made forthwith then, without prejudice to any other rights and remedies hereunder, unless and until such breach is rectified the Exercised Option Shares registered in the name of the transferee which has ceased to be so associated as aforesaid shall carry no rights whatsoever (whether under this Agreement, the Articles or otherwise). If an Optionholder is an individual the same provisions shall apply mutatis mutandis to any family member or corporate entity or partnership controlled by the individual or relevant family member of that Optionholder.

8.3 If any Optionholder desires to transfer its Exercised Option Shares ("the Transferor") to another person ("the Transferee") in accordance with this Agreement then:

     (a)  in respect of any transfer made in accordance with Clause 8.2:

          (i) the Transferor shall not be in any way relieved from any of its obligations and liabilities under this Agreement and shall procure that such the Transferee complies with all the provisions of this Agreement as if it were party hereto; and

          (ii) if there is a breach of this Agreement the Transferor will be liable (without prejudice to the obligations of the Transferee pursuant to the Deed of Adherence) as principal as if it remained a party to the Agreement.

     (b) on any transfer of Exercised Option Shares, the Transferor shall procure that the Transferee enters into the Deed of Adherence with the other Optionholder.

8.4 (a) If at any time other than pursuant to Clause 8.2, the Transferor desires to sell all or any part of his Exercised Option Shares to any person ("the Proposed Transferee"), the Transferor shall submit a written offer ("the Transfer Notice") to sell such Exercised Option Shares ("the Offered Shares") to the Company and UniHolding and, subject to the right of first refusal of UniHolding in Clause 8.4(b), to all the Optionholders other than the Transferor ("the Other Optionholders") on terms and conditions, including price, not less favourable to such offerees than those on which the Transferor proposes to sell such Offered Shares to the Proposed Transferee. The Transfer Notice shall be delivered simultaneously to the Company, UniHolding and the Other Optionholders and shall disclose the identity of the Proposed Transferee, the number of Offered Shares proposed to be sold, the total number of Exercised Option Shares owned by the Transferor, and all other terms and conditions, including price, material to be known by a purchaser for value in relation the proposed sale. The Transfer Notice shall further be deemed to state that UniHolding or the Other Optionholders may acquire, in accordance with the provisions of this Agreement, all but not less than all of the Offered Shares for the price and upon the other terms and conditions, including deferred payment (if applicable), set forth therein.

     (b) Subject to the first sentence of sub-clause (d) below, UniHolding shall have the first right to purchase all of the Offered Shares, and if UniHolding does not elect to purchase the Offered Shares, the Other Optionholders shall have the right to purchase all of the Offered Shares offered by the Transferor in accordance with the terms of this section. In the event that any of the Other Optionholders notify the Transferor of its intent not to purchase the Offered Shares or does not respond within the time period provided in this Clause, it or they shall not be entitled to purchase any of the Offered Shares. Each of the Other Optionholders shall each have the right to purchase its Pro Rata Share (hereafter defined) of the Offered Shares provided however, that in the case where one or more of the Other Optionholders do not complete the purchase of its or their Pro Rata Share of the Offered Shares, then such of the Other Optionholders who wish to so purchase shall have the right to purchase its or their Pro Rata Share of the balance of the said Offered Shares and for this purpose, the denominator of the fraction contained in the definition set forth below of Pro Rata Share shall not include the holdings of any Other Optionholder who does not purchase any of the Offered Shares. For purposes of this Clause, "Pro Rata Share" shall mean the amount of Offered Shares obtained by multiplying the total number of Offered Shares times a fraction, the numerator of which shall be the number of Shares then owned by the Other Optionholders entitled to purchase the Offered Shares and the denominator of which shall be the aggregate number of Shares then owned by all of the Other Optionholders. For the purpose of this Clause, all of the Shares which the Other Optionholders have the right to acquire from the Company upon the conversion, exercise or exchange of any of the securities of the Company then owned by the Other Optionholders shall be deemed to be shares then owned by the Other Optionholders.

     (c) Within 15 days after its receipt of the Transfer Notice, UniHolding shall notify the Transferor by facsimile and, in any case, by overnight express delivery in accordance with Clause 17 if it wishes to purchase the Offered Shares. If UniHolding does not elect to purchase the Offered Shares within such period, it shall promptly and in no event later than two days after its decision not to accept the Transfer Notice, notify the Transferor and the Other Optionholders as to the availability of Offered Shares for purchase by the Other Optionholders. The Other Optionholders shall, within 15 days of the date of such notice, each notify the Transferor as to whether or not they wish to buy the Offered Shares. Any failure on the part of UniHolding or the Other Optionholders to provide a notice within the respective periods set forth above shall be construed as a rejection of the Transfer Notice by such party. Sales of the Offered Shares to be sold to UniHolding or the Other Optionholders pursuant to this Clause shall be completed at the offices of the Company on the twenty-fifth day after the Transfer Notice was made if UniHolding agrees to purchase the Offered Shares or on the fortieth day after the date the Transfer Notice was submitted if the Other Optionholders agree to purchase the Offered Shares, but if the said day is not a Business Day, then on the next succeeding Business Day. Such sales shall be effected by the Transferor's delivery to each purchaser of a duly executed stock transfer form in respect of the Offered Shares together with the share certificates in respect thereof and the free and clear of all claims by others, against payment to the Transferor of the purchase price therefor in cash, by bankers draft or telegraphic transfer from such purchaser.

     (d) If UniHolding or the other Optionholders do not purchase the Offered Shares, the Offered Shares may be sold by the Transferor at any time within 90 days after the date the Transfer Notice was made, subject to the provisions of this Agreement, including but not limited to this Clause. Any such sale shall be to the Proposed Transferee at not less than the price specified in the Transfer Notice and upon other terms and conditions, if any, not more favourable to the Proposed Transferee than those specified in the Transfer Notice. Any Offered Shares not sold within such 90-day period shall continue to be subject to the requirements of this Clause and shall be offered to UniHolding or the Other Optionholders as above prior to the sale to any purchaser.

8.5 The Directors shall refuse to register any proposed transfer of Exercised Option Shares other than a transfer made pursuant to or permitted by the foregoing provisions of this Clause 8.

8.6 Subject to the Exercise of either of the Options and until any listing of the Shares on the Stock Exchange or any other international stock exchange UniHolding shall procure that no special resolution is passed by UniHolding waiving any rights of pre-emption attaching to the Shares of the Company. Any of the Optionholders shall be entitled to renounce any rights to allotment of Shares in favour of any other Optionholder.

9.   GENERAL

9.1 Neither of the Options shall entitle the owner thereof to any voting rights or other rights as a shareholder of the Company or to any other rights whatsoever save for the express rights herein, and no dividends shall be payable or accrue in respect of either of the Options or the owners rights herein or the Option Shares until or unless, and except to the extent that, such Option shall be exercised. No provision hereof, in the absence of positive action by the Optionholders to Exercise either of the Options, nor setting out of the Optionholders rights or privileges hereunder shall give rise to any liability on any Optionholder as a shareholder of the Company whether such liability is asserted by the Company or by its creditors.

9.2 In the event of any conflict between the terms of this Agreement and the Articles the provisions of this Agreement shall prevail to the extent that UniHolding shall if necessary in any case procure the amendment of the Articles to the extent required to enable the Company and its affairs to be administered as provided herein.

9.3 Each of the parties hereto shall pay its own costs incurred in the preparation and implementation of this Agreement.

9.4 If an Optionholder dies prior to the Second Termination Date the Second Option may be exercised after the date of his death at any time prior to the Second Termination Date in accordance with the terms of this Agreement and the parties hereto acknowledge that this Agreement shall be deemed to bind the successors, heirs and personal representatives of the parties hereto.

10.  CONFIDENTIALITY

     Save as shall be required by law or by the rules or regulations of the Stock Exchange or any other international stock exchange the Optionholders and any of them hereby undertake with the Company and UniHolding that they will not without the prior written consent of UniHolding at any time hereafter use, divulge or communicate to any third party other than their respective professional advisors whose province it is to know the same, any confidential information (other than information which may properly come into the public domain through no fault of the Optionholders or any of them) concerning the business, accounts, finance or contractual arrangements or other dealings, transactions or affairs of the Company or of UniHolding which may come to their knowledge as a result of entering into this Agreement and they shall use their best endeavours to prevent the publication or disclosure of any such confidential information concerning such matters and on ceasing to be a shareholder of the Company shall return all documents and copies of any such confidential information that it has obtained to UniHolding.

11.  ASSIGNMENT

(a) Subject to Clause 11(b) this Agreement may be assigned by the Optionholders to any other Optionholder, or any partner or shareholder of such Optionholder where such Optionholder is a partnership or corporate entity, in whole or in part prior to the Exercise Date without the prior written consent of UniHolding but shall not otherwise be assigned. UniHolding and the Company shall not be entitled to assign their rights hereto except with the prior written consent of persons holding not less than a majority in interest of the Options Shares.

(b) NDA and the Second Optionholders hereby warrant and undertake that in no event shall the number of Second Optionholders exceed 49 which restriction, warranty and undertaking is hereby acknowledged by NDA and all the Second Optionholders and NDA and the Second Optionholders shall fully indemnify and keep indemnified the Company for all costs, expenses and liabilities whatsoever attributable to any breach of this clause 11(b).

12.  ANNOUNCEMENTS

     No announcement or circular in connection with the subject matter of this Agreement shall be made by or on behalf of any party hereto without the prior consent in writing of a majority in interest of the Optionholders and the Company and UniHolding save that in the event that any party hereto is required by law or by the rules or regulations of the Stock Exchange or any other international stock exchange or by the Panel on Take-Overs and Mergers to make any announcement or issue any circular any party hereto may do so.

13.  TIME OF THE ESSENCE

     Time shall be of the essence as regards any date or period mentioned in relation to the Exercise save only to the extent that any date or period may be altered by mutual consent of a majority in interest of the Optionholders and the Company and UniHolding whereupon time shall be of the essence as regards such date or period as so altered.

14.  WHOLE AGREEMENT & VARIATION

     This Agreement and any document referred to herein constitutes the whole agreement between the parties hereto and no modification, variation or amendment of this Agreement shall be effective unless such modification, variation or amendment is in writing and has been signed by or on behalf of a majority in interest of the Optionholders and the Company and UniHolding.

15.  WAIVER

     No waiver of any breach or default under this Agreement or any of the terms hereof shall be effective unless such waiver is in writing and has been signed by the party or parties against which it is asserted. No waiver of any such breach or default shall constitute a waiver of any other or subsequent breach or default.

16.  NO PARTNERSHIP OR AGENCY

     Save as expressly provided herein nothing in this Agreement shall constitute a partnership between the parties hereto or constitute any one the agent of another and none of the parties shall do or suffer anything to be done whereby it shall or may be represented that it is the partner or agent of a party hereto (save as aforesaid) unless such party is appointed partner or agent of that other party subject to the consent in writing of that party to this Agreement.

17.  NOTICE

17.1 Any notice, information, document or consent as the case may be required or authorised to be given or delivered hereunder (hereinafter called "Notice") shall be in writing and shall be served personally or sent by pre-paid registered airmail letter or facsimile transmission addressed to the address or facsimile number of the relevant party or parties as specified below or to such other address or facsimile number as any one of the parties may from time to time notify to the other parties hereto for this purpose by Notice:

     (a)  if to the First Optionholder:

          Address: 260 Smith Street, Farmingdale, New York 11735, United States of America

          Facsimile number:          (516) 777 3904

          Attention:                 President

     (b)  if to the Second Optionholders:

          Address:                   Meltzer, Lippe, Goldstein, Wolf,
                                     Schlissel & Sazer, P.C.
                                     190 Willis Avenue
                                     Mineola
                                     New York
                                     New York 11501
                                     United States of America

          Facsimile number           (516) 747 0653

          Attention:                 David I Schaffer Esq

     (c)  if to the Company:

          Address: Bewlay House, 32 Jamestown Road, Camden, London, England NW1 7BY

          Facsimile number:          0171 333 8437

          Attention:                 Managing Director

     (d)  if to UniHolding:

          Address:                   96 Spring Street
                                     New York
                                     New York
                                     10012
                                     United States of America

          Facsimile number:          (212) 925 2184

           Attention:                     President

17.2 Any Notice served personally shall be deemed to have been given upon such service, any Notice so posted by first class registered airmail post shall be deemed to have been given 7 Business Days after the same shall have been posted and any Notice by facsimile transmission shall be deemed to have been given upon transmission and receipt of the appropriate answerback. In proving delivery of any Notice hereunder it shall be sufficient to prove that the letter or facsimile transmission containing such Notice was properly addressed and as the case may be put into the post as a pre-paid registered letter or despatched.

18.    COUNTERPARTS

       This Agreement may be entered into in any number of counterparts and by the parties to it on separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts shall together constitute one and the same agreement. Any of the Second Optionholders who do not so execute a counterpart within 60 days of this Agreement being signed by the Company and UniHolding shall have no rights hereunder.

19.    GOVERNING LAW

       This Agreement shall be governed by English law and the parties hereto hereby submit to the non-exclusive jurisdiction of the English Courts.

20.    FIRST OPTIONHOLDER'S AND SECOND OPTIONHOLDERS' REPRESENTATIONS

       The First Optionholder and the Second Optionholders represent and warrant to the Company that:

       (a) they each are an "accredited investor" within the meaning of Rule 501 under the Securities Act of 1933 and each were not organised for the specific purpose of acquiring the Option Shares;

       (b) they have sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company's stage of development so as to be able to evaluate the risks and merits of their investment in the Company and they are able to financially bear the risks thereof upon any investment so made;

     (c) they have had the opportunity to discuss the Company's business, management and financial affairs with the Company's management and have taken such opportunity;

     (d) if either of the Optionholders shall exercise one of the Options the Option Shares being purchased by either the First Optionholder or the Second Optionholders will be acquired for its or their own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof;

     (e) that each Optionholder understands that (i) the Option Shares have not been registered under the Securities Act of 1933 by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(2) thereof or Rule 505 or 506 promulgated under the Securities Act of 1933, (ii) the Exercised Option Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act of 1933 or is exempt from such registration, (iii) the Exercised Option Shares will bear a legend to such effect and
          (iv) the Company will make a notation on its transfer books to such effect.

     (f) each Optionholder has made its own decision to execute this Agreement and/or exercise any Option granted hereunder to purchase any Option Shares and has not relied on the decision of any other shareholders of the Company to execute this Agreement and/or exercise any Option granted hereunder to purchase any Option Shares in making its investment.

                                   SCHEDULE 1

                              SECOND OPTIONHOLDERS

 1  David Deutsch
 2  Ronald Gambardella
 3  Poly Ventures II Limited Partnership
 4  Cain Brothers & Company, Incorporated
 5  Jeffrey Prisco and John Reinert
 6  Michael DiMarco
 7  James Wagner
 8  Janet Gambardella
 9  Derek Deutsch
10  Brian Deutsch
11  Sanford Krieger
12  Mark Markbreiter
13  Robert Raucci
14  Gail Schneider
15  Melvin Novatt
16  Davstar II
17  Steven Berman
18  Arthur Fein
19  Long Island Venture Fund, L.P.
20  Lawrence Karlin
21  Dr. Merrill Goodman
22  Devra Lee Davis and Richard D Morgenstern
23  Eric Joss
24  NYS Science & Technology Foundation
24  Peter Joseph
26  Mark Schwartz
27  Robert Weinner
28  Steven Disman
29  Stanley Asnis

                                  SCHEDULE 2

                      INFORMATION CONCERNING THE COMPANY

The Company:
-----------

Registered No:        2626808

Registered Office:    Bewlay House, 32 Jamestown Road,
                      Camden, London NW1 7BY

Date and Place
of Incorporation:     Cardiff: 5 July 1991

Class of Company:     Private Limited

Directors:            Paul Hoekfelt
                      James O'Donnell
                      Dominic Gibb


Name           Commencement Date   Remuneration     Job Title    Benefits
----           -----------------   ------------     ---------    --------

James
O'Donnell       10 Aug 1995        Salary: 110,000  Chief        Variable salary
                                   pounds sterling  Executive    based bonus
                                   pa                            subject
                                                                 to achieving
                                                                 performance
                                                                 targets
Paul
Hoekfelt        10 Aug 1995        Consultancy      Chief        N/A
                                   fee of 4,000     Operating
                                   pounds sterling  Officer
                                   pm + expenses

Dominic Gibb    11 November 1993   N/A              Director     N/A

Secretary:                        Dominic Gibb

Authorised Share Capital:         5,000,000 pounds sterling divided into
                                  5,000,000 ordinary shares of 1.00 pounds sterling each.

Issued Share Capital:             500,000 pounds sterling

Loan Capital:                     nil


Auditors:                         Arthur Andersen and Co, 1 Surrey Street,
                                  London WC2R 2PS

Accounting Reference
Date:                             31 May

Tax Residence:                    United Kingdom

                          SCHEDULE 3

                   PARTICULARS OF UNIHOLDING


Name:                         UniHolding Grp.

Address:                      96 Spring Street, New York, NY 10012

No of Ordinary Shares         500,000
held by the Sole
Shareholder:

                                 SCHEDULE 4

             CALCULATION OF OPTION SHARES AND THE OPTION PRICE


1. Number of Option Shares for which the First Optionholder or Second Optionholders shall be entitled to subscribe:


     (a)  First Optionholder:

          The Option Shares to be allotted to the First Optionholder hereunder shall be calculated as the number of Shares of the Company that represents:

          (i) the lower of twenty (20) per cent of the aggregate number of Shares in the capital of the Company outstanding immediately after the exercise of the Option (this number of Option Shares being referred to as "the Maximum Option Shares"); or

          (ii) the same percentage of the aggregate number of Shares in the capital of the Company immediately after the Exercise as is equivalent to the percentage arrived at by dividing (i) that amount which is five sevenths of the aggregate value of the investment made in the First Optionholder by UniHolding pursuant to the Stock Purchase Agreement and NDA Option Agreement ("the Company Investment") by (ii) that amount which is the sum of (a) 2.688 ("the Valuation Multiple") times the consolidated revenues of the Company and its Subsidiaries as set forth in the Company's audited consolidated financial statements for the fiscal year ended May 31 1997 (or if the fiscal year is changed, to the fiscal year ended on the date which is closest to, and not later than May 31 1997), less any indebtedness for borrowed funds (excluding inter-group financing otherwise than on arms length, trade creditors and capitalized leases of the Company and its subsidiaries as set forth in such statements), plus (b) the amount of the Company Investment (this number of Option Shares being referred to as "the First Calculated
               Option Shares").

          For the avoidance of doubt the First Optionholder acknowledges that in no circumstances shall it be entitled to a percentage shareholding in the

          Shares of the Company in excess of twenty (20) per cent of the whole. Sample calculations relating to the application of paragraph 1 hereof are attached as Annexure 3 for information purposes.

     (b)  (Subject to Clause 2.2 of the Agreement) Second Optionholders:

          The Option Shares to be allotted hereunder shall be calculated as the number of Shares of the Company that represents:

          (i)   the lower of the Maximum Option Shares; or

          (ii) the same percentage of the aggregate number of Shares in the capital of the Company immediately after the Exercise as is equivalent to the percentage arrived at by dividing (i) that amount which is one half of the aggregate value of the investment made in the First Optionholder by UniHolding pursuant to the Stock Purchase Agreement and NDA Option Agreement ("the Company Investment") by (ii) that amount which is the sum of (a) the Valuation Multiple times the consolidated revenues of the Company and its Subsidiaries as set forth in the Company's audited consolidated financial statements for the fiscal year ended May 31 1997 (or if the fiscal year is changed, to the fiscal year ended on the date which is closest to, and not later than May 31 1997), less any indebtedness for borrowed funds (excluding inter-group financing otherwise than on arms length, trade creditors and capitalized leases of the Company and its Subsidiaries as set forth in such statements), plus (b) the amount of the Company Investment (this number of Option Shares being referred to as "the Second Calculated
                Option Shares").

          For the avoidance of doubt the Second Optionholders acknowledge that in no circumstances shall they be entitled to an aggregate percentage shareholding in the Shares of the Company in excess of twenty (20) per cent of the whole Sample calculations relating to the application of paragraph 1 hereof are attached as Annexure 3 for information purposes.

2.   Option Price per Option Share:

          (a) In the event that the Option Shares represent less than the Maximum Option shares the Option Price shall be equal to the Company Investment divided by the Option Shares.

          (b) In the event that the Option Shares represent the Maximum Option Shares the Option Price shall be calculated to the nearest 9th digit as follows:

               Option Price =   A x (Nm / Nc)
                                -------------
                                   Nm

               where:
               A    is the Company Investment
               Nm   is the Maximum Option Shares
               Nc   is the First Calculated Option Shares if paragraph 1(a)
                    above applies or the Second Calculated Option Shares if paragraph 1(b) above applies.

     3.   Adjustments:

          (a) If, after the exercise of the Option and before the Termination Date (provided this Option has not been theretofore exercised), shares of any class of the Company other than Shares is delivered as a scrip dividend on outstanding shareholdings, then in addition to any shares issuable upon exercise of the Option the holder thereof shall upon such exercise be entitled to receive the same number of the shares of scrip dividend shares plus any shares, securities or property issued upon any subsequent exchange, replacement, subdivision or combination thereof, to which the holder would have been entitled had the Option been exercised immediately prior to such scrip dividend. No adjustment in the Option Price shall be made merely by virtue of the payment of a stock dividend specified in this paragraph.

          (b) If after the exercise of the Option and before the Termination Date (provided the Option has not been theretofore exercised), the Company shall, by dividend or otherwise, distribute to holders of its capital stock assets in liquidation or partial liquidation, the Option Price shall be adjusted so that the same shall equal the price determined by multiplying the Option Price by a fraction of which the numerator shall be the current fair market value per share of all of the Shares of the Company on the date fixed for the determination of shareholders entitled to receive such distribution less then applicable fair market value of the portion of the assets so distributed applicable to one Share and the denominator shall be such current fair market value per Share, such adjustment to become effective simultaneously with the determination of the shareholders entitled to receive such distribution.

     (c) In case of any reclassification or change of the Company's Shares (other than a change in par value, or from par value to no par value) after the date of this Agreement but before the Termination Date (provided the Option has not been theretofore exercised), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is the surviving corporation and which does not result in any reclassification or change of the Company's Shares other than a change in any reclassification or change of Shares other than a change in par value, or from par value to no par value, or from no par value to par value) after the date of this Agreement and before the Termination Date (provided the Option has not theretofore been exercised), the Company or such successor corporation shall execute and deliver to the holder hereof a new Option giving such holder the right to exercise such new Option and procure upon such exercise, in lieu of each Share theretofore to be issued and allotted upon Exercise of the predecessor Option, the number and type of securities into which the Shares theretofore issuable upon Exercise immediately prior to such reclassification, change, consolidation or merger would have been converted upon such reclassification, change, consolidation or merger. Such new Option shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this paragraph 3(a). The provisions of this paragraph 3(a) shall similarly apply to successive reclassification, changes, consolidations and mergers.

     (d) Upon each adjustment in the Option Price, the Option Shares into which this Option may be converted shall be adjusted to the product obtained by multiplying the number of Shares subject to the Exercise of this Option immediately prior to the adjustment in the Option Price by a fraction the numerator of which shall be the Option Price immediately prior to such adjustment and the denominator of which shall be the Option Price immediately thereafter.

     (e) In the event of the occurrence of any event or transaction after the date of this Agreement not contemplated by subparagraphs (a) through
          (c) of this paragraph 3 that would require an adjustment to the Option Price to remain consistent with the intent and purpose of this paragraph 3 then the board of Directors shall make such adjustment to the Option Price as they shall deem reasonable and consistent with the intentions and purposes of this paragraph 3 and general principles of equity.

     (f) The Company will promptly send to each Optionholder upon request a statement, certified by the Company's finance director setting forth the Option Price as then adjusted, describing all adjustments in number of Shares purchasable, and setting forth a brief statement of the facts requiring such adjustments.

     (g) In any case in which the provisions of this paragraph 3 shall require that an adjustment shall become effective immediately after the occurrence of any relevant event ("record date") the Company may defer until the occurrence of such event allotting to the Optionholder to the extent exercised after such record date and before the occurrence of such event, the additional Shares to be allotted upon such conversion by reason of the adjustment required by such event over and above the Shares to be allotted upon such Exercise before giving effect to such adjustment provided, however, that the Company shall deliver to such Optionholder a due bill or other appropriate instrument evidencing such Optionholder's right to receive such additional Shares upon the occurrence of the event requiring such adjustment, provided further that if such event does not occur, the adjustment required by such event will be revoked, effective as of such record date, and will have no effect.

4.   Notice of Adjustments

     Upon any adjustment of the Option Price or other adjustment pursuant to paragraph 3, then and in each such case the Company shall give notice thereof, by first class mail, postage prepaid, to the Optionholder, which notice shall state the Option Price resulting from such adjustment, or specify such other adjustment pursuant to paragraph 3, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, provided, however, that such notice may be included in the notice to be sent pursuant to Clause 6.1 of the Agreement.

                                  SCHEDULE 5


                                THE WARRANTIES


1.   CAPACITY

1.1 The Company is duly incorporated and validly existing under the laws of England and Wales.

1.2 The Company has power to enter into this Agreement and to perform the obligations expressed to be assumed by it and has taken all necessary corporate action to authorise the execution, delivery and performance of this Agreement.

1.3  This Agreement has been duly executed by the Company.

1.4 The performance of the terms of this Agreement or any other agreement referred to herein by the Company will not violate any provision of:

     (a) any known law or regulation or any known order or decree of any authority, agency or court binding on the Company;

     (b)  the Memorandum and Articles of Association of the Company;

     (c) any loan stock, bond, debenture or other deed, mortgage, contract or other undertaking or instrument to which the Company is a party and each such agreement referred to in this paragraph 1.4 constitutes a legal valid and binding obligation on the Company enforceable in accordance with its respective terms.

2.   SUBSIDIARIES, PARTNERSHIPS AND JOINT VENTURES

2.1 The Company has not now and has not since its incorporation had any Subsidiary nor has it agreed that it will at any time in the future have any Subsidiary.

2.2 The Company has not since its incorporation been a subsidiary of any body corporate (wherever incorporated) other than UniHolding.

2.3 The Company is not the owner or the registered holder of any share in or other security of any body corporate wherever incorporated nor has it agreed to become the owner or registered holder of any such share or security.

2.4 The Company is not a party to any partnership, joint venture, agency or distributorship agreement.

3.   CONDUCT OF BUSINESS, CONTRACTS, ETC.

3.1 No alteration will pending the Exercise be made to the Memorandum and Articles of the Company, true and complete copies of which are attached hereto as Annexure 1.

3.2 The Company has not acted or engaged in any transaction otherwise than within the powers and in accordance with the provisions of its Memorandum and Articles.

3.3 The Company is not a party to or subject to any agreement, transaction, obligation, commitment, understanding, arrangement (contractual or otherwise) or liability:

     (a) which is of unusual or long term nature or involves obligations of a material nature or magnitude; nor

     (b) which is outside the ordinary and/or proper course of business of the Company; nor

     (c) which was entered into by the Company otherwise than by way of bargain at arm's length; nor

     (d) which it is incapable of performing or the performance of which is likely to result in a loss to the Company or require undue or unusual expenditure of money or effort; nor

     (e) the duration, validity or terms of which will in accordance with its terms be terminated or prejudicially affected by the sale of the Option Shares pursuant to this Agreement or compliance with any other provision hereof; nor

     (f) which is between the Company and any major distributor, customer or supplier of the Company which is not terminable by the company on less than 90 days notice without cost or other liability to the Company;

     (g) which is an agency or distributorship agreement which is not terminable by the company on less than 90 days notice without cost or other liability to the Company;

     (h) which in relation to the Company's assets is a lease or a contract for hire, rent, hire purchase or purchase by way of credit sale or periodical payment or maintenance agreement by which the Company is incurring an individual annual liability in excess of 75,000 pounds sterling;

     (i) which in respect of each individual contract requires an aggregate consideration in excess of 75,000 pounds sterling per annum but excluding any contract or contracts entered into by the Company in the normal course of its business.

     (j) which restrict the freedom of the Company to carry on its business in any part of the United Kingdom or any other part of Europe in such manner as it thinks fit, or purchase or supply or sell its materials and services or products by such means and to such persons, and to acquire materials, services and plant and equipment from such persons, as it may from time to time;

     (k) which gives or creates any option, right to acquire, mortgage, charge, pledge, lien, (other than a lien arising by operation or law in the ordinary course of trading) or other form of security of encumbrance or equity on over or affecting the whole or any part of the undertaking or assets of the Company and no claim has been made by any person to be entitled to any of the same;

     (l) by which the Company has contracted to guarantee any obligation for borrowed money or otherwise;

     (m) which, in relation to the purchase of fixed assets or for the future purchase of materials, supplies or equipment is in excess of the Company's normal or projected operating requirements.

3.4 The Company is not a party to any joint venture, consortium or partnership arrangement or agreement or a member of any unincorporated association other than a recognised trade association.

3.5 The Company is not aware without having made any specific enquiry of any breach of, or any invalidity or grounds for determination, recision, avoidance or repudiation of, any agreement which the Company is a party and the Company is not aware without having made any specific enquiry of any breach or any anticipated breach of the other party to any contract or agreement to which it is a party.

3.6 Since 31 May 1994 the Company has received no notice from any customer or supplier terminating or threatening to terminate or materially reducing or threatening to materially reduce its purchases from or the provision of goods or services to the Company.

3.7 As at the date of this Agreement only, save as set out in Schedule 8 comprising a list of all the contractual commitments of the Company the Company has not at the date of this Agreement entered into any material binding contractual obligation, arrangement or liability with any third party or Group Member.

4.   SHARE CAPITAL

4.1 The Option Shares to be issued and allotted pursuant to this Agreement will subject to the terms hereof be duly issued free of any pre-emption rights.

4.2 The entire allotted and issued share capital of the Company at the date hereof is as set out in Schedule 2 and all such shares are fully paid up.

4.3 Save as disclosed none of the Shares are subject to any encumbrance and there are no agreements or arrangements or commitments to create any such encumbrance.

4.4 Save as provided in this Agreement there are no agreements or instruments in force to which the Company is a party which (whether conditionally or unconditionally) require or confer the right to require the allotment or issue of any share capital, stock, debenture, debenture stock, loan stock, bonds or any other securities of any description of the Company now or at any time in the future and no person is entitled to any option or other right in respect of any of the Option Shares.

4.5 Save as provided in this Agreement there are no holders of shares, warrants, options, convertible securities or any other current or contingent rights to purchase or otherwise acquire equity securities or other securities of any description.

4.6 Save as set out in the Accounts the Company has not since 31 May 1995 made or paid, and is not proposing to make or pay, any dividend or distribution and none of the reserves appearing in the Accounts are undistributable reserves except to the extent stated in the Accounts.

5.   ACCOUNTS AND RECORDS

5.1 The Balance Sheet (save as disclosed therein or in any note thereto) has been prepared in accordance with UK generally accepted accounting principles and practices for companies carrying on similar businesses and the Balance Sheet gives a true and fair view of the state of affairs of the Company at the dates and for the period to which it relates.

5.2 Since 31 May 1995 other than in the ordinary course of business there has been no material and adverse change in the financial or trading position of the Company and none of the turnover, the expenses (direct or indirect) or the margin of profitability of the Company shows and material deterioration by comparison with the turnover, expenses and margin of profitability for the corresponding period in the last completed financial period of the Company.

5.3 Since 31 May 1995 other than in the ordinary course of business the Company has not made:

     (a) any commitment made involving material capital expenditure by the Company;

     (b) any agreement or arrangement entered into or liability whether actual or contingent incurred by the Company otherwise than for full value;

     (c) any asset acquired or agreement entered into by the Company to acquire any asset for a consideration higher than the market value thereof at the time of acquisition.

     (d) any acquisition or agreement for the acquisition by the Company of any other business or body corporate or any part thereof or any share or shares therein;

     (e) except for full value any disposal of, or agreement entered into for the disposal of, any of the assets of the Company;

     (f) any repayment wholly or in part by the Company of any loan except upon the due date for repayment;

     (g) any issue of share or loan capital, stock, debenture, debenture stock, bonds or any other securities, any increase in the authorised share capital of the Company, any purchase or redemption by the Company of any shares or other securities in the Company or any reduction of the capital of the Company;

     (h) any distribution by the Company (whether of capital of income) or dividend or bonus declared or paid on any part of its share capital.

6.   LITIGATION AND COMPLIANCE WITH LAW

6.1 There are not any claims or actions known to be pending against the Company and the Company has received no notice that the Company or any person for whose acts or omissions the Company is liable is involved in any litigation, arbitration, prosecution or other legal proceedings or threatened (except for debt collection of sums not exceeding in total 30,000 pounds sterling or for a sum not exceeding 10,000 pounds sterling in the case of any one debt) therewith nor are there any circumstances known to the Company likely to give rise thereto.

6.2 No notice has been received by the Company of any violation of any law, order, ruling or regulation of the United Kingdom or any local laws in consequence whereof an unfavourable judgment, decision, ruling or findings would materially and adversely affect the business operations or financial condition or income of the Company and in particular, but without prejudice to the generality of the foregoing, the Company has received no notice that it has committed any breach of the provisions of any of the Companies Acts or any regulation made thereunder.

6.3 So far as the Company is aware without having made enquiry, no investigation or enquiry is being or has been conducted by any UK Governmental or other body in respect of the affairs of the Company.

6.4 All necessary licenses, consents, permits and authorities (public and private) have been obtained by the Company to enable the Company to carry on its business effectively in the places and in the manner in which such business is now carried on and all such licences, consent, permits and authorities are valid and subsisting and the Company has received no notice that any of them may be suspended, cancelled or revoked or not renewed in the ordinary course whether as a result of this Agreement or for any other reason whatsoever.

7.   TITLE TO PROPERTIES AND ASSETS

     Save in respect of any properties and assets disposed of by the Company in the ordinary course of its business since 31 May 1995 the Company has good and marketable title to each of the properties and assets set out on the Balance Sheet or acquired by it since 31 May 1995 and all such properties and assets are free from all mortgages, charges, liens, debentures (whether fixed or floating), leases, tenancies, options, licences, conditions, agreements and claims or any other encumbrance except for liens arising by operation of law in the normal course of business or minor imperfections of title, if any, not material in nature or amount and not materially detracting from the value or impairing the use of the said properties or assets subject thereto or having a material adverse impact on the operations of the Company.

8.   CONTRACT COMMITMENTS AND OTHER ARRANGEMENTS

     The Company has received no notice that it is in material breach of any property lease or any credit sale, conditional sale or hire purchase agreement or agreement reserving title to any other person or for payment on hiring or deferred terms in relation to assets used in connection with the Company's business and so far as the Company is aware without having made any enquiry no other contracting party to any such lease or agreement is in breach thereof and the Company has received no notice of any matters or things which would materially adversely affect the Company's use and enjoyment of any such leasehold property or assets for the purpose of the business now being carried on.

9.   INSURANCE

     The Company has in force insurances in respect of its property, assets and business against such risks as are normally insured against by such companies carrying on similar businesses.

10.  TAXATION

10.1 The returns or computations which ought to have been made by or in respect of the Company for any Taxation purposes have been made within the relevant time limits and all such returns and any other notices, accounts and information supplied to the Inland Revenue or HM Commissioners of Customs and Excise or other fiscal authority concerned for any such purposes are up to date, correct in all material respects and have been made on a proper basis and the Company has received no written notice that any such returns, notices, accounts or information is disputed in any material respect by any fiscal authority concerned and there is no material fact known to the Company which is likely to give rise to any such dispute or of any liability to Taxation not provided for in the Accounts. For the purposes of this Warranty "Taxation" means any liability to any form of taxation levied or imposed and whether of the United Kingdom or elsewhere (and, without limitation, includes income tax, corporation tax, advance corporation tax, capital gains tax, inheritance tax, stamp duty, stamp duty reserve tax, value added tax, withholding tax, customs and excise duties, National Insurance contributions, social security and other similar liabilities or contributions) and generally any amount payable to revenue, customs or other fiscal authorities whether of the United Kingdom or elsewhere.

10.2 All Taxation for which the Company is liable and which ought to have been paid at the Exercise Date has been paid and, without prejudice to the generality of the foregoing, all income tax deductible and payable under the PAYE system has so far as required been deducted from all payments made by the Company and all amounts due to be paid by the Inland Revenue and all deductions and payments required to be made by the Company in respect of National Insurance contributions (including employer's contributions) have been made.

11.  DIRECTORS AND EMPLOYEES

11.1 There are not outstanding any recognition or other agreements or arrangements with any trade union or other body representing the Company's employees.

11.2 There is no subsisting contract of service between the Company and any director or employee or consultant which cannot be terminated without giving rise to a claim for damages or compensation (other than a statutory redundancy payment or statutory compensation for unfair dismissal) other than normal termination payments and accrued holiday pay.

11.3 No director or employee of the Company is remunerated on a profit sharing, incentive, bonus or commission basis and no such director or employee receives the benefit of any life assurance or permanent health insurance provided by the Company other than as provided to all directors or employees of the Company.

11.4 Schedule 2 includes a list of the names of all the directors of the Company including the date of commencement of their continuous period of employment and all material terms of general application applicable to their employment including any profit sharing incentive and bonus arrangements to which the Company is a party.

11.5 No director, officer, employee or shareholder of the Company or any wife or child of any such director, officer, employee or shareholder owns for investment purposes more than 5% of any class of stock, shares or debentures of any company whose shares are listed or dealt with on the Stock Exchange, the Alternative Investment Market or a recognised investment exchange as such term is defined in the Financial
     Services Act 1986.

11.6 Since the date of this Agreement no director, officer or employee of the Company has given or received notice terminating his employment.

11.7 The Company has not received any written notice that the Company has not in relation to each of its employees complied with all obligations imposed on it by Article 119 of the Treaty of Rome and all statutes, regulations and codes of conduct relevant to the arrangements between it and its employees or any recognised trade union if any, and there are no current claims against the Company by or with respect to any of its employees.

12.  INTELLECTUAL PROPERTY

12.1 The Company does not own any Intellectual Property other than copyright material arising in the normal course of its business and without prejudice to the generality of the foregoing no employee is entitled to any award or compensation in respect thereof under the Patents Act 1977.

12.2 All Intellectual Property used by the Company in connection with its business is registered in the name of the Company as proprietor if such Intellectual Property is capable of registration and no licences, registered user or other rights in respect thereof have been granted to any third party.

12.4 As regards any trade marks of the Company the Company has paid all renewal and other fees or expenses which it is required to pay to ensure the continuance in force of the registrations of the said trade marks.

12.5 All know-how and technical information used by the Company in connection with its business is its sole property and no rights to the disclosure or use thereof have been granted to any third party. Save in relation to the Optionholders the Company has not disclosed (except in the ordinary course of its business) any of its confidential know-how, trade secrets or list of customers to any third party.

12.6 The Company has not received any notice that by carrying on its business in the ordinary and usual course the Company infringes any industrial property rights or Intellectual Property rights of any third party, become liable to make any payment of any royalty or fee or become involved in the unlicensed use of confidential information disclosed to the Company by any third party in circumstances which entitle that person to make a claim against the Company.

12.7 The Company does not use on its letterhead, brochures, sales literature or vehicles, or otherwise carry on its business under, a name other than its corporate name.

12.8 The Company has received no notice that any of the Intellectual Property is being used, claimed, opposed or attached by any person.

13.  LOANS, GUARANTEES

13.1 Full and accurate details of all overdrafts, loans or other financial facilities outstanding or available to the Company (other than advances or loans made to employees of the Company in respect of reimbursement of business expenses incurred in connection with their employment) will be contained in the Second Disclosure Letter.

13.2 Other than in the ordinary course of its business no guarantee or indemnity has been given or granted by the Company in respect of the discharge of the liabilities or the performance of any of the obligations (whether present or future) of any other person or any suretyship in respect thereof.

                                  SCHEDULE 6


                             WARRANTY LIMITATIONS


     The provisions of this Schedule shall operate to limit the liability of the Company under and in respect of a claim under the provisions of Clause 5 and Schedule 5 of this Agreement and references in this Schedule to "hereof" and to "liability hereunder" shall be construed to refer to such liability as appropriate.

1. The Company shall only be liable in respect of any claims brought by the Optionholders for a breach of the Warranties if the liability in respect of such claim or claims (together with the aggregate amount of liability of the Company arising from previous claims if any) would exceed in aggregate 35,000 pounds sterling (THIRTY FIVE THOUSAND POUNDS) in which case the Company shall be liable for the whole and not just the excess over that amount. No single claim may be made against the Company for a breach of the Warranties where the amount so claimed in respect of that claim does not exceed 3,500 pounds sterling (THREE THOUSAND FIVE
     HUNDRED POUNDS) and that claim shall be disregarded for all purposes.

2. No liability shall attach to the Company in respect of a breach or claim under the Warranties to the extent that:

     2.1 such breach or claim arises as a consequence of a change in the law or interpretation of the law or a change or withdrawal of any previously published practice or concession of any tax authority after the date hereof whether or not such has retrospective effect;

     2.2 such breach or claim arises as the result of any provision or reserve made in respect thereof in the Accounts being insufficient by reason of any increase in rates of taxation after the date hereof or arises as the result of the retrospective imposition of taxation as a consequence of a change in the law enacted after the date hereof;

     2.3 such breach or claim or the events giving rise to such breach or claim would not have arisen but for an act, omission or transaction of the Optionholders or any person connected with them affected after the date hereof otherwise than in their ordinary course of business as presently carried on;

     2.4 a provision, reserve or allowance in respect thereof is made in the Accounts or to the extent that the subject matter of the breach or claim was taken into account in computing the amount of any such provision or reserve or such matter was specifically referred to in the notes to the Accounts;

     2.5 the amount by which any asset of the Company shall have been understated in the Balance Sheet or Accounts less:

          (a) any amount by which other assets have been over-stated in the Accounts, and

          (b) any amount by which any liabilities shall have been under-stated therein;

     2.6 any amount by which any liabilities of the Company shall have been over-stated in the Balance Sheet or Accounts less:

          (a) any amount by which any other liabilities shall have been understated in the Accounts, and

          (b) any amount by which any assets shall have been over-stated therein;

3. In assessing the liability of the Company under the Warranties there shall be taken into account any benefit accruing to the Optionholders as a consequence of the relevant breach and further there shall be taken into account the amount of any provision or reserve for liability within the Accounts which has not been fully utilised at the date of claim but to the extent so taken into account shall not thereafter be available as a provision or reserve.

4. The Optionholders shall not be entitled to recover any sum in respect of any claim for breach of any of the Warranties or otherwise obtain reimbursement or restitution more than once in respect of any one breach of the Warranties.

5. In the event of the Company having paid to the Optionholders an amount in respect of a claim under the Warranties and at any time past, present or in the future the Optionholders recover from a third party (including any taxation authority or other competent authority) a sum which is referable to that payment

     (whether by payment discount or otherwise) then the Optionholders shall forthwith repay to the Company of so much of the amount paid by the third party as does not exceed the sum paid by the Company to the Optionholders.

6. In the event that the Optionholders shall be in receipt of any claim which might constitute or give rise to claim under the Warranties the Optionholders shall as soon as reasonably practicable notify the Company in writing giving full details as far as practicable and further any such claim or anticipated claim which may be made shall (if it has not been previously satisfied, settled or withdrawn) be deemed to be withdrawn and shall become fully barred and unenforceable in respect of the Warranties at the expiration of twelve months from the date of giving notice of such claim or anticipated claim unless legal proceedings in respect thereof have been commenced by the issuing and service of such proceedings against the Company. The Company shall be entitled to require the Optionholder to take such reasonable steps or proceedings as the Company may reasonably consider necessary in order to mitigate any claim under the Warranties and the Optionholders shall act in accordance with any such requirements of the Company subject to the Optionholders being indemnified by the Company against all reasonable costs and expenses incurred in connection therewith, provided that no claim hereunder shall be capable of being brought by any Optionholder after the expiry of the limitation period provided for in the statute of limitations applicable under Delaware Law.

7. Where a breach of the Warranties shall be in respect of a matter where the Company shall be insured against any loss or damage arising therefrom, the Optionholders shall not make any claim against the Company under the Warranties without first allowing the Company a reasonable time to make a claim against its insurers for compensation for such loss or damage suffered and thereafter any claim against the Company shall be limited (in addition to all other limitations on the Company's liability elsewhere referred to herein) to the amount by which the amount of the loss or damage suffered by the Optionholders as a result of such breach shall exceed the compensation paid by the said insurers to the Company and subsequently paid to the Optionholders.

8. If any claim under the Warranties shall arise by reason of some liability of the Company which, at the time the claim is notified to the Company, is contingent only, the Company shall not be under any obligation to make any payment to the Optionholders in respect of such claim until the expiry of 12 months from the date on which such claim shall have been made and then only if after such time the contingent liability shall become an actual liability save where the Optionholders can prove that they have suffered loss notwithstanding that the loss against the Company shall be contingent only in which case the provisions of paragraph 10 below shall apply.

 9. The Optionholders warrant to the Company that they have not relied on any representation, warranty, covenant or undertaking of the Company or any other person save for any representation, warranty, covenant or undertaking expressly specified in this Agreement and that in relation only to the period commencing with the First or Second Exercise Period and expiring on the First or Second Termination Date (as the case may be) they are not aware of any matter or thing which in their reasonable opinion may be inconsistent with any of the Warranties or which would or may give rise to any liability on the part of the Company pursuant to the Warranties. The Optionholders acknowledge that no representation, warranty, covenant or undertaking (whether express or implied, statutory or otherwise) made or alleged to have been made by or on behalf of the Company in connection with or arising out of the granting of the Option and which is not contained in this Agreement shall give rise to any liability on the part of the maker or makers thereof.

10. Nothing in this Schedule or in the Warranties shall be deemed to relieve the Optionholders of any common law duty to mitigate any loss or damage which they may respectively suffer in consequence of any breach by the Company of the terms of this Agreement or in consequence of any matter giving rise to a claim against the Company and without prejudice to the generality of this Clause where the loss claimed by the Optionholders relates to a diminution in the value of the Option Shares as a result of any breach of warranty the Optionholders shall not take any action in respect of such breach for a period of 3 months to allow such damages to be reduced.

11. The Optionholders shall not be entitled to claim that any fact or circumstances constitutes a breach of any of the Warranties if such fact or circumstance has been disclosed in this Agreement, the Balance Sheet and Accounts, the First Disclosure Letter (if any) or the Second Disclosure Letter or any other letter, document or communication referred to in this Agreement or in the First or Second Disclosure Letters provided that it shall not be a defence to the Company to rely on a disclosure at any subsequent date to the date the disclosure should have been made unless no loss has been occasioned by the lack of disclosure in relation to the matter in question.

12. The Optionholders acknowledge and confirm that they have entered into this Agreement solely on the basis of the Warranties and that all other warranties and representations whether express or implied by statute, common law or otherwise are excluded.

13. The Optionholders hereby warrant that at the Exercise Date when the Warranties are deemed to be repeated, subject to the terms of this Agreement, a liability shall only attach to the Company in respect of a claim under the Warranties to the extent that the Optionholders have been denied material adverse information in relation to the Company or that the information provided to the Optionholders is misleading.

                                  SCHEDULE 7


                           FORM OF EXERCISE NOTICE


Company

Registered Office


                                                                           Date

Dear Sirs

We, First Optionholder/Second Optionholders, refer to the Company Option
Agreement dated            19   and made between yourselves and ourselves and
to the Option granted by you to us thereunder.

We hereby give notice under and pursuant to clause 3 of the Company Option Agreement that we exercise the Option granted by you to us in respect of
______ Option Shares at an Option Price of       pounds sterling per
ordinary share.


Yours faithfully


For and on behalf of
First Optionholder/Second Optionholders

                                  SCHEDULE 8


                       LIST OF CONTRACTUAL COMMITMENTS


1. Sub-license Agreement dated 28 April 1995 made between Pharmasoft S.A. and the Company (therein referred to as Uni Clinical Trials Ltd)

2. Assignment dated 19 September 1995 made between UniHolding and the Company relating to the Marketing Agreement dated 28 February 1995 and made between UniHolding and the First Optionholder together with that Marketing Agreement.

3. Master Equipment Lease to be made between the Company and Barclays Mercantile Business Finance Limited relating to Sun computer equipment.

4. Service Agreement dated 5 April 1995 made between the Company and Dr James O'Donnell.

5. Service Agreement dated 16 May 1995 made between the Company and Paul Hoeckfelt.

6. Service Agreements have been or are to be made between the following employees and the Company: Sally Osmond, David Taylor, Nigel Bassindale, Nicola Clark, Susan Lewis, Jamie McIver, Sanjiv Kanwar and Tim Saint. (Where any of the employees are employed by J S Pathology PLC, a Group Member, the costs are re-charged to the Company on a cost recovery basis).

IN WITNESS WHEREOF this Agreement has been executed by the parties hereto or by their duly authorised representative the day and year first above written.


EXECUTED BY                        )
/s/  David Deutsch                 )
a duly authorised officer of       )
NDA CLINICAL TRIAL SERVICES INC    )


SIGNED BY                                  )
DAVID DEUTSCH                              )
in the presence of:                        )


Name

Address

Occupation


SIGNED BY                          )
RONALD GAMBARDELLA                 )
in the presence of:                )


Name

Address


Occupation

SIGNED BY                 )
STANLEY ASNIS             )
in the presence of:       )


Name

Address

Occupation




EXECUTED BY                         )
/s/   Melanie Stapp                 )
a duly authorised officer of        )
UNILABS CLINICAL TRIALS LIMITED     )


EXECUTED BY                         )
/s/   Melanie Stapp                 )
the duly authorised officer of      )
UNIHOLDING CORP.                    )